EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company. Except as indicated below, each such person is a citizen of the United States. None of the directors or executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Directors of The Coca-Cola Company who are also executive officers of The Coca-Cola Company are indicated by an asterisk. Except as indicated below, the business address of each executive officer and director of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

James Quincey*	Chief Executive Officer and Chairman of the Board of Directors of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom

Herbert A. Allen, III	President of Allen & Company LLC, a private investment banking firm	Allen & Company LLC 711 Fifth Avenue New York, NY 10022

Marc Bolland	Senior Advisor, Blackstone Group International Partners LLP (Blackstone Europe) Mr. Bolland is a citizen of the Netherlands	Blackstone Group International Partners LLP 40 Berkeley Square London W1J 5AL - UK

Ana Botín	Executive Chair of Banco Santander, S.A., a leading retail and commercial bank with a global presence based in Spain Ms. Botín is a citizen of Spain	Banco Santander, S.A. Avda. Cantabria, s/n Edif. Pereda 28660, Bocadilla del Monte (Madrid) Spain

Christopher C. Davis	Chairman of Davis Selected Advisers, L.P., an independent investment management firm	Davis Selected Advisers, L.P. 620 5th Avenue 3rd Floor New York, NY 10020

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Barry Diller	Chairman and Senior Executive of IAC Inc., a leading media and internet company, and Expedia Group, Inc., an online travel company	IAC Inc. 555 West 18th Street New York, New York 10011

Carolyn Everson	Senior Advisor, Permira, a global investment firm

Helene D. Gayle	President, Spelman College, a leading liberal arts college	Spelman College 350 Spelman Lane S.W. Atlanta, GA 30314-4339

Thomas S. Gayner	Chief Executive Officer, Markel Group Inc., a holding company comprised of diverse businesses	Markel Group Inc. 4521 Highwoods Parkway Glen Allen, VA 23060

Alexis M. Herman	Chair and Chief Executive Officer of New Ventures, LLC, a risk management consulting firm	New Ventures, LLC 633 Pennsylvania Avenue NW 3rd Floor Washington, D.C. 20004

Maria Elena Lagomasino	Chief Executive Officer and Managing Partner of WE Family Offices, a global family office serving high net worth families	WE Family Offices Rockefeller Center 1270 Avenue of the Americas Suite 2108 New York, NY 10020

Amity Millhiser	Former Partner and Vice Chair of PricewaterhouseCoopers LLP, an international professional services firm

Caroline Tsay	Technology Company Advisor/Limited Partner of Venture Capital Funds

David B. Weinberg	Chairman and Chief Executive Officer of Judd Enterprises, Inc., a private investment management office	Judd Enterprises, Inc. 401 N. Michigan Ave Suite 3050 Chicago, IL 60611

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

James Quincey	Chairman and Chief Executive Officer of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom

Manolo Arroyo	Executive Vice President and Global Chief Marketing Officer of The Coca-Cola Company Mr. Arroyo is a citizen of Spain

Henrique Braun	Executive Vice President and President, International Development of The Coca-Cola Company Mr. Braun is a citizen of Brazil and the United States

Lisa Chang	Executive Vice President and Global Chief People Officer of The Coca-Cola Company

Monica Howard Douglas	Executive Vice President and Global General Counsel of The Coca-Cola Company

Nikos Koumettis	President, Europe operating unit of The Coca-Cola Company Mr. Koumettis is a citizen of Cyprus

Jennifer K. Mann	Executive Vice President and President, North America operating unit of The Coca-Cola Company

John Murphy	President and Chief Financial Officer of The Coca-Cola Company Mr. Murphy is a citizen of Ireland

Beatriz Perez	Executive Vice President and Global Chief Communications, Sustainability and Strategic Partnerships Officer of The Coca-Cola Company

Bruno Pietracci	President, Latin America operating unit Mr. Pietracci is a citizen of Brazil and Italy

Nancy Quan	Executive Vice President and Global Chief Technical and Innovation Officer of The Coca-Cola Company

MANAGERS AND EXECUTIVE OFFICERS
OF
THE COCA-COLA TRADING COMPANY LLC

Set forth below is the name, business address and present occupation or employment of each manager and executive officer of The Coca-Cola Trading Company LLC. Except as indicated below, each such person is a citizen of the United States. None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Managers of The Coca-Cola Trading Company LLC who are also executive officers of The Coca-Cola Trading Company LLC are indicated by an asterisk. Except as indicated below, the business address of each manager and executive officer of The Coca-Cola Trading Company LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Stacy L. Apter*	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company

Mark D. Harris*	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Company

Erin L. May*	Senior Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Stacy L. Apter	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company; Vice President and Treasurer of The Coca-Cola Trading Company LLC

Madison J. Barnett	Vice President and Senior Tax Counsel – North America of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

Daniel Coe	President, Chief Procurement Officer of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

Monica Howard Douglas	Executive Vice President and Global General Counsel of The Coca-Cola Company; Vice President and General Counsel of The Coca-Cola Trading Company LLC

Mark D. Harris	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Company; Vice President and General Tax Counsel of The Coca-Cola Trading Company LLC

Stephen A. Kremer	Senior Vice President, Deputy General Tax Counsel of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

Erin L. May	Senior Vice President and Controller of The Coca-Cola Company; Vice President and Controller of The Coca-Cola Trading Company LLC

John Murphy	President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of The Coca-Cola Trading Company LLC Mr. Murphy is a citizen of Ireland

Nancy Quan	Executive Vice President and Global Chief Technical & Innovation Officer of The Coca-Cola Company; President of The Coca-Cola Trading Company LLC

Robert A. Smith	Senior Director, Income Tax of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

David W. Stowe	Senior Director, Financial Risk Management of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

Mark Westfall	Senior Vice President and Chief Services Officer of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

MANAGERS AND EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

Set forth below is the name, business address, present occupation or employment of each manager and executive officer of Coca-Cola Oasis LLC. Except as indicated below, each such person is a citizen of the United States. None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Managers of Coca-Cola Oasis LLC who are also executive officers of Coca-Cola Oasis LLC are indicated by an asterisk. Except as indicated below, the business address of each manager and executive officer of Coca-Cola Oasis LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Stacy L. Apter*	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company

Mark D. Harris*	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Company

Erin L. May*	Senior Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Stacy L. Apter	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company; President, Chief Executive Officer, and Treasurer of Coca-Cola Oasis LLC

Madison J. Barnett	Vice President and Senior Tax Counsel – North America of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC

Monica Howard Douglas	Executive Vice President and Global General Counsel of The Coca-Cola Company; Vice President and General Counsel of Coca-Cola Oasis LLC

Mark D. Harris	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Company; Vice President and General Tax Counsel of Coca-Cola Oasis LLC

Stephen A. Kremer	Senior Vice President, Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC

Erin L. May	Senior Vice President and Controller of The Coca-Cola Company; Vice President and Controller of Coca-Cola Oasis LLC

Michelle Moorehead	Vice President, Licensing & Retail of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC

John Murphy	President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of Coca-Cola Oasis LLC Mr. Murphy is a citizen of Ireland

Robert A. Smith	Senior Director, Income Tax of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC

DIRECTORS AND EXECUTIVE OFFICERS OF CAROLINA COCA-COLA
BOTTLING INVESTMENTS, INC.

Set forth below is the name, business address, present occupation or employment of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Consolidated, Inc. Directors of Carolina Coca-Cola Bottling Investments, Inc. who are also executive officers of Carolina Coca-Cola Bottling Investments, Inc. are indicated by an asterisk. Except as indicated below, the business address of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Stacy L. Apter*	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company

Mark D. Harris*	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Company

Erin L. May*	Senior Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Stacy L. Apter	Senior Vice President and Treasurer, Head of Corporate Finance of The Coca-Cola Company; Vice President, Treasurer and Assistant Secretary of Carolina Coca-Cola Bottling Investments, Inc.

Madison J. Barnett	Vice President and Senior Tax Counsel – North America of The Coca-Cola Company; Vice President of Carolina Coca-Cola Bottling Investments, Inc.

Monica Howard Douglas	Executive Vice President and Global General Counsel of The Coca-Cola Company; Vice President and General Counsel of Carolina Coca-Cola Bottling Investments, Inc.

Mark D. Harris	Senior Vice President, General Tax Counsel and Assistant Treasurer of The Coca-Cola Company; Vice President and General Tax Counsel of Carolina Coca-Cola Bottling Investments, Inc.

Stephen A. Kremer	Senior Vice President, Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Carolina Coca-Cola Bottling Investments, Inc.

Erin L. May	Senior Vice President and Controller of The Coca-Cola Company; Vice President and Controller of Carolina Coca-Cola Bottling Investments, Inc.

John Murphy	President and Chief Financial Officer of The Coca-Cola Company; President and Chief Executive Officer of Carolina Coca-Cola Bottling Investments, Inc. Mr. Murphy is a citizen of Ireland

Robert A. Smith	Senior Director, Income Tax of The Coca-Cola Company; Vice President of Carolina Coca-Cola Bottling Investments, Inc.